ASSET  PURCHASE  AGREEMENT

     BY  AND  BETWEEN

     FACTUAL  DATA  CORP.

     AND

     HERITAGE  CREDIT  REPORTING,  INC.

     DATED  AS  OF  JULY  31,  1998



     ASSET  PURCHASE  AGREEMENT



     TABLE  OF  CONTENTS
     -------------------
                                                                     Page
                                                                     ----

RECITALS                                                               1

ARTICLE  I                                                             1
  DEFINITIONS                                                          1

ARTICLE  II                                                            4
  ACQUISITION  OF  THE  ASSETS                                         4
  2.1  Delivery  Of  Assets                                            4
  2.2  Purchase  Price  for  Assets                                    5
  2.3  Assumed  Liabilities                                            7

ARTICLE III
  REPRESENTATIONS  AND  WARRANTIES  OF  SELLER  AND  SHAREHOLDERS      7
  3.1  Organization  and  Qualification  Of  Seller                    7
  3.2  Authorized  Capitalization                                      8
  3.3  Authorization                                                   8
  3.4  Product  Rights                                                 9
  3.5  Bulk  Sale  Law                                                 9
  3.6  No  Conflicting  Agreements                                     9
  3.7  Compliance  with  Applicable  Law                               9
  3.8  Material  Misstatements  or  Omissions                         10
  3.9  No  Known  Adverse  Effects                                    10
  3.10 Consents  and  Approvals                                       10
  3.11 Subsidiaries                                                   10
  3.12 Litigation                                                     10
  3.13 Brokers                                                        11
  3.14 Taxes                                                          11
  3.15 Ownership                                                      11
  3.16 Accounts                                                       11
  3.17 License  Agreements                                            12
  3.18 Intellectual  Property                                         12
  3.19 Contracts                                                      13
  3.20 Financial Statements                                           13
  3.21 Absence  of  Undisclosed  or  Contingent  Liabilities          13
  3.22 No  Material  Adverse  Changes                                 14
  3.23 Absence  of  Developments                                      14
  3.24 Title  to  Properties                                          15
  3.25 Tax  Matters                                                   15
  3.26 Tax  Notices                                                   16
  3.27 Employees                                                      17
  3.28 Employee  Benefit  Plans                                       18
  3.29 Gifts                                                          19
  3.30 Employee  Health  and  Safety                                  19
  3.31 Representations  as  to  Knowledge                             19
  3.32 Representations  Concerning  Acquisition  Stock                19
  3.33 Representations  Concerning  Solvency                          21
  3.34 No  Representations  Concerning  Year  2000  Compliance        21

ARTICLE  IV                                                           22
  PRE-CLOSING  COVENANTS  OF  SELLER                                  22
  4.1  Inspection  of  Properties  and  Books                         22
  4.2  Other  Contracts                                               23
  4.3  Ongoing  Operation                                             23
  4.4  Indebtedness                                                   23
  4.5  Records                                                        23
  4.6  Articles  of  Incorporation;  Bylaws                           23
  4.7  Distributions  or  Dividends                                   23
  4.8  Notice  of  Breach                                             24
  4.9  Nondisclosure                                                  24
  4.10 Employment  Matters                                            24
  4.11 Insurance                                                      24
  4.12 Preservation  of  Business                                     25
  4.13 Regulatory  Filings                                            26
  4.14 No  Negotiations                                               26
  4.15 Assignment  of  Contracts,  Leases  and Other Agreements       27
  4.16 Best  Efforts                                                  27
  4.17 Additional  Disclosure                                         27

ARTICLE  V                                                            27
  POST-CLOSING  COVENANTS                                             27
  5.1  Further  Assurances                                            27
  5.2  Litigation  Support                                            28

ARTICLE  VI                                                           28
  REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER                     28
  6.1  Organization  and  Qualification  of  Purchaser                28
  6.2  Authorization                                                  28
  6.3  No  Conflicting  Agreements                                    29
  6.4  Compliance  with  Applicable  Law                              29
  6.5  Litigation                                                     29
  6.6  Material  Misstatements  or  Omissions                         29
  6.7  Consents  and  Approvals                                       29
  6.8  Brokers                                                        30
  6.9  Representations  as  to  Knowledge                             30
  6.10 Representations  Concerning  Solvency                          30

ARTICLE  VII                                                          31
  COVENANTS  OF  PURCHASER                                            31
  7.1  Other  Contracts                                               31
  7.2  Additional  Disclosure                                         31
  7.3  Notice  of  Breach                                             31
  7.4  Nondisclosure                                                  32
  7.5  Best  Efforts                                                  32
  7.6  Regulatory  Filings                                            32
  7.7  Employment  Agreement                                          32
  7.8  Non-Compete  and  Confidentiality  Agreements                  33
  7.9  Service  Agreement                                             33
  7.10 Change  in  Business                                           33
  7.12 Additional  Disclosure                                         33

ARTICLE  VIII                                                         34
  CONDITIONS  PRECEDENT  TO  CLOSING                                  34
  8.1  Conditions  Precedent  to  Obligations  of  Seller             34
  8.2  Conditions  Precedent  to  Obligations  of  Purchaser          36

ARTICLE  IX                                                           40
  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES                      40

ARTICLE  X                                                            41
  INDEMNIFICATION                                                     41
  10.1 Indemnification                                                41
  10.2 Limitation  of  Liability                                      42
  10.3 Method  of  Asserting  Claims                                  42
  10.4 Payment  of  Claim                                             44
  10.5 Other  Rights  and  Remedies  Not  Affected                    44
  10.6 Post-Closing  Adjustments  and  Right  of  Offset              44

ARTICLE  XI                                                           46
  AMENDMENT,  TERMINATION  AND  BREACH                                46
  11.1 Amendment  and  Modification                                   46
  11.2 Termination  and  Abandonment                                  46

ARTICLE  XII                                                          47
  CLOSING                                                             47
  12.1 Closing                                                        47
  12.2 Allocations                                                    47
  12.3 Seller's  Deliveries  at  Closing                              47
  12.4 Purchaser's  Deliveries  at  Closing                           49
  12.5 Forwarding  of  Receivables  and  Payment  of  Expenses        50
  12.6 Removal  of  Personal  Effects  Following  Closing             51

ARTICLE  XIII                                                         51
  MISCELLANEOUS                                                       51
  13.1  Notice                                                        51
  13.2  Entire  and  Sole  Agreement                                  52
  13.3  Successors  and  Assigns                                      52
  13.4  Expenses                                                      52
  13.5  Severability                                                  53
  13.6  Governing  Law                                                53
  13.7  Counterparts                                                  53
  13.8  Amendments                                                    53
  13.9  No  Third  Party  Beneficiary                                 53
  13.10 Headings                                                      53
  13.11 Disputes                                                      53
  13.12 Delivery  of  Exhibits  and  Schedules                        54




     ASSET  PURCHASE  AGREEMENT


     THIS AGREEMENT is made and entered into effective this 31st day of July, 1998, by and between FACTUAL DATA CORP., a Colorado corporation ("Purchaser"), and HERITAGE CREDIT REPORTING, INC., an Illinois corporation ("Seller").
     RECITALS
     WHEREAS, on or about June 25, 1998, Purchaser issued a term sheet to Seller ("Term Sheet") pursuant to which Purchaser indicated its desire to proceed with the acquisition of certain assets of Seller; and WHEREAS, the Term Sheet contemplated the parties would enter into a definitive Asset Purchase Agreement which definitive agreement is as set forth below (the "Agreement") and which shall supersede the Term Sheet in its entirety; and WHEREAS, Purchaser desires to purchase, and Seller desires to sell, the assets of Seller as described on Exhibit 2.1 hereto (the "Assets") and Purchaser
                               -----------
desires  to  assume  the liabilities of Seller described on Exhibit 2.3 hereto
                                                            -----------
("Assumed  Liabilities");
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and in reliance upon the representations and warranties contained  herein,  the  parties  hereto  agree  as  follows:
     ARTICLE  IVIV
     DEFINITIONS
     The  following  terms  used  in  this Agreement shall, unless the context requires  otherwise,  have  the  meanings  designated  below:
Assets  means  the  assets  set  forth  on  Exhibit  2.1  hereto.
------                                      ------------
Assumed  Liabilities  means  the  liabilities  set forth on Exhibit 2.3 hereto
--------------------                                        -----------
which  may  include  but are not necessarily limited to, equipment or facility
----
leases.
--
     Acquisition  Stock  means  shares  of Common Stock of Purchaser issued to
     ------------------
Seller  pursuant  to  Article  2.2.
Claim  Notice  has  the  meaning  given  to  it  in  Article  10.3(a).
-------------
Closing  has  the  meaning  given  to  it  in  Article  12.1.
-------
Closing  Date  has  the  meaning  given  to  it  in  Article  12.1.
-------------
Code  means  the  Internal  Revenue  Code  of  1986,  as  amended.
----
Common  Shares  means  Purchaser's  voting  Common  Stock.
--------------
Communication  means  collectively  any  publicity  release,  security filing,
-------------
private  placement  memorandum  or  any  other  communication.
-----
Damages  means any and all damages, claims, deficiencies, losses and expenses,
-------
as  further  defined  in  Article  10.1.
ERISA  means  the Employee Retirement Income Security Act of 1974, as amended,
-----
and  any  regulations,  rules  or  orders  promulgated  thereunder.
Evaluation  Material  means  Seller's  documents,  financial  statements,
--------------------
information  and  materials  which  shall  be  used  in  connection with a due
----------
diligence  review.
-------
Financial  Statements  has  the  meaning  given  to  it  in  Article  3.22.
---------------------
Indemnified  Party  means  the party claiming indemnification under Article X.
------------------
Indemnifying  Party  means  the  party against whom indemnification claims are
-------------------
asserted  under  Article  X.
---
     Intellectual  Property  means  (a)  all inventions (whether patentable or
     ----------------------
unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, services marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connections therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registration and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium).
Loss  means  Damages  for  which  any  claim  may be asserted under Article X.
----
Other  Company  Agreements  means the Employment Agreement and Non-Compete and
--------------------------
Confidentiality  Agreement.
--
Note  shall  have  the  meaning  given  it  in  Article  2.2
----
Notice  means  the  thirty  day period which the indemnifying party shall have
------
from  the  personal  delivery  or  mailing  of  the  Claim  Notice.
---
OSHA means the Occupational Safety and Health Act of 1970, as amended, and any
----
regulations,  rules  or  orders  promulgated  thereunder.
Purchase  Price  has  the  meaning  given  it  in  Article  2.2.
---------------
Purchaser  means  Factual  Data Corp., a Colorado corporation, or its assigns.
---------
Retained  Accounts Receivable means accounts receivable retained by Seller and
-----------------------------
shall include receivables due for all work, labor and services performed by Seller and billed by Seller in the normal course of business through and including the day before Closing.
Seller  means  Heritage  Credit  Reporting,  Inc.,  an  Illinois  corporation.
------
Shareholders  means  all  owners of capital stock of Seller at the date hereof
------------
and  as  of  Closing.
--
     Tax  or  Taxes  means  any federal, state, local or foreign income, gross
     --------------
receipt,  license,  payroll, employment, excise, severance, stamp, occupation, premium,  windfall  profits, environmental (including taxes under Code Section
59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimating or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.
Tax  Return  means  any  return,  declaration,  report,  claim  for  refund or
-----------
information  return  or statement relating to Taxes, including any schedule or
--------
attachment  thereto,  and  including  any  amendment  thereof.
Uniform  Commercial  Code  means the Uniform Commercial Code applicable in the
-------------------------
State  of  Illinois.
--
     ARTICLE  VV
     ACQUISITION  OF  THE  ASSETSOF  THE  ASSETS
     Subject  to  the  terms  and  conditions  set  forth  in  this Agreement:
2.1          DELIVERY OF ASSETS2.1     DELIVERY OF ASSETS.  At the Closing, as
             ---------------------     ------------------
defined below, Seller shall endorse and deliver such instruments, documents, certificates or instructions as may be necessary to vest title to the Assets set forth on Exhibit 2.1 hereto in Purchaser. Upon receipt of such documents,
             -----------
     instruments, certificates or instructions, and upon the Closing, Purchaser shall become the beneficial and record holder of the Assets and entitled to all of the rights, benefits and privileges with respect thereto. The Assets shall be delivered by Seller to Purchaser at the Closing and will be free of all encumbrances, liens, security interests or other claims. At the Closing, the Assets which will be transferred to Purchaser, and their value, shall be as follows:

              Asset  Category          Valuation(1)
     ------------------------          ------------
     Fixed  Assets                      $   75,000
     Intellectual  Property(2)           1,875,835
     Non-Compete  and
      Confidentiality  Agreement            30,000
     Deposits                                8,361
                                        -----------
          Total                         $1,989,196
                                        ===========

_________________________
(1) The parties acknowledge and agree that the valuation of the Assets if not determined at the date of execution of this Agreement, shall be made by the parties not later than twenty (20) days prior to Closing.
(2) The Intellectual Property to be transferred shall include all rights, including contract rights and customer agreements, and trade names of Seller and all computer software programs, designed, written or used by Seller, including but not limited to the source codes for all programs, if any.
     Each of Seller and the Purchaser covenant that it will not take a position on any income tax return or before any governmental agency or in any judicial proceeding that is inconsistent in any way with this allocation.
2.2          PURCHASE  PRICE FOR ASSETS2.2     PURCHASE PRICE FOR ASSETS.  The
             -----------------------------     -------------------------
aggregate purchase price for the Assets is $1,989,196, which shall consist of $250,000 cash, a promissory note for an aggregate amount of $1,570,957, shares of Common Stock of the Company valued at $100,000 calculated based upon the market value (as defined below) of the Purchaser's Common Shares on the day immediately preceding the Closing and payment of a note dated December 31, 1997 owed to Purchaser by Seller totalling $68,239 (the "December 1997 Note") (collectively, the "Purchase Price"), which shall be delivered to Seller at the Closing subject to and upon the terms and conditions hereof and the representations and warranties contained herein, in the following manner:
     (a) At the Closing, Purchaser shall pay an aggregate cash consideration of $250,000 to the Seller, which shall be paid in the form of a cashier's check or a wire transfer to a financial institution designated by the Seller. Such payment shall represent $250,000 in currency of the United States of America.
(b) At the Closing, Purchaser shall deliver to Seller certificates representing, $100,000 worth of restricted Common Shares of Purchaser (the "Acquisition Stock"). Such Acquisition Stock shall be valued based on the average of the closing bid and ask prices of Purchaser's Common Shares on the day immediately preceding the Closing Date.
(c) Purchaser shall deliver to Seller a non-negotiable promissory note in the aggregate principal amount of $1,570,957 (the "Note"). The Note shall be issued by Purchaser on the following terms and conditions:
     (i) The Note shall bear interest at the rate of 8% per annum and shall be due and payable in 20 equal quarterly installments of principal, together with accrued interest thereon, commencing September 30, 1998.
(ii)     The Note, a copy of which is attached hereto as Exhibit 2.2(c), shall
                                                         --------------
be secured by a perfected lien on all of the Assets sold pursuant to this Agreement. If required by a senior debt lender, the lien securing payment of the Note shall be subordinated to any senior institutional bank or credit arrangements secured by Purchaser at any time prior to or after the execution of this Agreement and Seller agrees to execute a subordination agreement and intercreditor agreement in form satisfactory to the senior debt lender at such time as a senior credit facility is obtained by Purchaser.
     (d) At Closing, the December 1997 Note to Purchaser from Seller shall be marked paid and delivered to Seller.
(e) The parties contemplate that, subsequent to the Closing, an audit of the financial records of Seller may be performed in accordance with generally accepted accounting principles by independent certified public accountants designated by the Purchaser, and at Purchaser's sole cost and expense.
     2.3       ASSUMED LIABILITIES2.3     ASSUMED LIABILITIES.  As part of the
               ----------------------     -------------------
consideration for the Assets, the Purchaser shall assume and pay, perform and discharge the Assumed Liabilities described on Exhibit 2.3 hereto. The
                                                     ------------
Purchaser will pay, perform and discharge the Assumed Liabilities as they become due provided the Purchaser shall not be obligated to pay, perform or discharge any obligation except to the extent that such obligation or liability constitutes a valid and legally enforceable claim against Seller.
     ARTICLE  VIVI
     REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERSAND WARRANTIES OF SELLER AND SHAREHOLDERS
     Seller and Shareholders represent and warrant to Purchaser that the statements contained in this Article III are true, correct and complete as of the date of this Agreement and will, except as otherwise expressly provided in this Agreement be true, correct and complete on the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement) as follows:
3.1          ORGANIZATION  AND QUALIFICATION OF SELLER3.1     ORGANIZATION AND
             --------------------------------------------     ----------------
QUALIFICATION  OF SELLER.  The Seller is a corporation duly organized, validly
     -------------------
existing and in good standing under the laws of the State of Illinois, and is duly qualified and authorized to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary or, if not, then such lack of authorization will  not  have  materially adversely affected the Purchaser's use of the
Assets. The Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the Articles of Incorporation (certified by the
Secretary of the State of Illinois) and the Bylaws of the Seller, both as amended to date, which have been delivered to Purchaser and attached hereto as Exhibits 3.1(a) and 3.1(b), respectively, are complete and correct, and the
-----------------------------
Seller  is  not  in  default  under  or  in  violation of any provision of its
--
Articles of Incorporation or Bylaws.  The minute books (containing the records
--
of meeting of the shareholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock record books  of  the  Seller,  as  delivered to Purchaser, are correct and complete.
     3.2      AUTHORIZED CAPITALIZATION3.2     AUTHORIZED CAPITALIZATION.  The
              ----------------------------     -------------------------
authorized capital stock of the Seller consists of 10,000 shares of Common Stock, of which 1,000 shares are issued and outstanding as of the date of this Agreement. All shares issued and outstanding as of the date of this Agreement have been duly authorized and validly issued and are fully paid and nonassessable. No shares of the Seller's capital stock are held in treasury. The Seller has no authorized or outstanding stock or securities convertible into or exchangeable for, or any authorized or outstanding option, warrant or other right to subscribe for or to purchase, or convert any obligation into, any unissued shares. There are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Seller. There are no voting trusts, voting agreements, proxies or other agreements or understandings with respect to the voting of the capital stock of the Seller.
3.3      AUTHORIZATION3.3     AUTHORIZATION.  This Agreement has been duly and
         ----------------     -------------
validly executed and delivered by Seller and the Shareholders and the agreements, representations and warranties contained herein constitute valid and binding obligations, representations and warranties of Seller and the Shareholders enforceable in accordance with their terms. Attached hereto as
Exhibit  3.2(a)  is  a  Certificate  which  shall  evidence  the  approval and
 --------------
authorization  of  the shareholder(s) of Seller and which shall be attested to
 -------
by the President of Seller. This Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously approved by the board of directors of Seller. Attached hereto as Exhibit
                                                                       -------
3.2(b)  is  a  certified copy of the Directors' Consent or a resolution passed
    --
pursuant to duly and validly called meeting of the Board of Directors. This Agreement constitutes, and all other agreements contemplated hereby to be executed and delivered by the Seller will when executed and delivered constitute, the legal, valid and binding obligations of, and be enforceable in accordance  with  their  respective  terms  against,  the  Seller.
3.4       PRODUCT RIGHTS3.4     PRODUCT RIGHTS.  As of the Closing, subject to
          -----------------     --------------
those limitations set forth in this Agreement, Seller has no rights with respect to any trademarks and trade names.
3.5      BULK SALE LAW3.5     BULK SALE LAW.  Seller will comply with the bulk
         ----------------     -------------
sale  provisions  of  the  Illinois  Uniform  Commercial  Code.
     3.6      NO CONFLICTING AGREEMENTS3.6     NO CONFLICTING AGREEMENTS.  The
              ----------------------------     -------------------------
execution and delivery of this Agreement by Seller does not, and consummation by Seller of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to Seller or the Assets which will materially adversely affect Purchaser's ability to utilize the Assets, (b) conflict with or result in a breach of any of the material terms, conditions or provisions of the Articles of Incorporation or Bylaws of Seller or of any agreement or instrument to which Seller is a party, or (c) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon the Assets, which will materially adversely affect Purchaser's ability  to  utilize  the  Assets.
3.7      COMPLIANCE WITH APPLICABLE LAW3.7     COMPLIANCE WITH APPLICABLE LAW.
         ---------------------------------     ------------------------------
     Except as set forth in Exhibit 3.7(a), Seller has not received any notice
                            --------------
or information of any violation, probable violation or default by Seller under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over Seller's operations which could materially adversely affect the business, operations, financial condition, properties or assets of Seller, or the ability to consummate the transaction contemplated hereby. To the best of Seller's knowledge after diligent inquiry, Seller has operated its business, and will continue to operate its business, in compliance with the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, the Fair Debt Collection Practices Act and applicable state law. Additionally, Seller has given notice to the Illinois Department of Employment Security and Illinois Department of Revenue, which are to the best of Seller's knowledge the only entities that require notice of the sale of the Assets.
3.8       MATERIAL MISSTATEMENTS OR OMISSIONS3.8     MATERIAL MISSTATEMENTS OR
          --------------------------------------     -------------------------
OMISSIONS.    Neither  this  Agreement  nor any other document, certificate or
 --------
statement  furnished to Purchaser by or on behalf of Seller in connection with
 ---
this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein or therein not misleading  in  light  of  the  context  in  which  they  were  made.
3.9     NO KNOWN ADVERSE EFFECTS3.9     NO KNOWN ADVERSE EFFECTS.  There is no
        ---------------------------     ------------------------
     fact known to Seller, its officers, directors or employees which materially adversely affects or will materially adversely affect the Assets which has not been set forth in writing in this Agreement or disclosed in the other documents, certificates or written statements furnished to Purchaser by or on behalf of Seller in connection herewith.
     3.10          CONSENTS AND APPROVALS3.10     CONSENTS AND APPROVALS.  The
                   --------------------------     ----------------------
execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder, does not require Seller to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, and or will be duly obtained and made and in full force and effect as of the Closing, (ii) those as to which the failure to obtain would have no material adverse effect on the Assets or the transactions contemplated hereby, and (iii) approval of the Seller's Shareholders, which shall be obtained prior to the execution hereof.
3.11          SUBSIDIARIES3.11     SUBSIDIARIES.  Seller does not own, have an
              ----------------     ------------
ownership interest in, or control any corporation, partnership, proprietorship or  other  entity.
3.12      LITIGATION3.12     LITIGATION.  Except as described in Exhibit 3.12,
          --------------     ----------                          ------------
there are no actions, proceedings or investigations pending or threatened against Seller or the Assets before any court or administrative agency which could result in any material adverse change in the operations or financial condition of Seller other than as identified therein.
3.13     BROKERS3.13     BROKERS.  All negotiations relative to this Agreement
         -----------     -------
     and the transactions contemplated hereby have been carried out by Seller directly with representatives of Purchaser, without the intervention of any person in such manner as to give rise to any valid claim by any person against Purchaser for a finder's fee, brokerage commission, or similar payment. All rights of indemnity under Article X hereof shall apply to any claim relating to a Loss (hereinafter defined) arising out of this Agreement for any fee, commission or similar payment.
3.14       TAXES3.14     TAXES.  Seller shall pay all Taxes arising out of the
           ---------     -----
transfer of the Assets and shall be responsible for all personal property taxes for the business of Seller through the date of the Closing. Purchaser shall not be responsible for any business, occupation, withholding or similar Tax, or any Taxes of any kind related to the Assets or the business of Seller for any period prior to the Closing.
3.15       OWNERSHIP3.15     OWNERSHIP.  Seller is the owner, beneficially and
           -------------     ---------
of  record, of all of the Assets as identified on Exhibit 2.1 hereto, free and
                                                  -----------
clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions, except as otherwise described on Exhibit
                                                                       -------
3.15  hereto.
   -
     3.16          ACCOUNTS3.16      ACCOUNTS.  The list of customers attached
                   ------------      --------
hereto  as Exhibit 3.16(a) represents the customers with which Seller now does
           ---------------
business, principally in the area of mortgage credit reporting. The customers with which Seller maintains a contract or agreement are identified on Exhibit
                                                                       -------
3.16(b) hereto.  Except as described on Exhibit 3.16(c), all such contracts or
-------                                 ---------------
agreements are valid and enforceable contracts or agreements and are not currently, and will not be at Closing, in default, invalid or unenforceable in any manner, nor to the actual knowledge of Seller is termination threatened or imminent. Seller has performed all of its material obligations and material responsibilities as described under each such contract or agreement, none of such contracts or agreements are subject to any counterclaim or set-off and such contracts are in full force and effect and will continue in full force and effect following the Closing (assuming continuing performance by Purchaser following the Closing, which is not warranted or represented by Seller). Except as described on Exhibit 3.16(d), Seller has no reason to believe that
                         ---------------
amounts payable under such contracts or agreements, assuming due performance by Purchaser in the future (which is not warranted or represented by Seller), will not be paid in accordance with the terms of such contracts or agreements. Seller has not received any notices of default, claims, or any other type of notice with respect to each such contract or agreement or, if such notice has been received, a copy of any such notice has been provided in writing to Purchaser.
     3.17          LICENSE AGREEMENTS3.17     LICENSE AGREEMENTS.  Attached as
                   ----------------------     ------------------
Exhibit  3.17  is  a  complete  and accurate list of any license agreements to
    ---------
which Seller is a party as of the date hereof.  Also stated on Exhibit 3.17 is
                                                               ------------
the  expiration  date  of each such license agreement.  Except as described on
Exhibit  3.17, all such license agreements are valid and enforceable contracts
  -----------
or agreements and are not currently, and will not be at Closing, in material default, invalid or unenforceable in any manner. The license agreement that currently exists between the Purchaser and Seller shall terminate at Closing. To the extent the transfer of any license agreement hereunder requires the consent of any third party, Seller and Shareholders shall use their best efforts to obtain such consents. Seller has not received any written notices of default, claims or any other type of written notice with respect to any license agreement or, if such written notice has been received, a copy of such notice has been provided in writing to Purchaser.
3.18         INTELLECTUAL PROPERTY3.18     INTELLECTUAL PROPERTY.  Attached as
             -------------------------     ---------------------
Exhibit  3.18  to this Agreement is a schedule of all trade names, trademarks,
   ----------
service marks, copyrights, computer software, source code and their registrations, owned by Seller or in which Seller has any right, license, or for which Seller has made application, together with a brief description of each (hereinafter collectively the "Intellectual Property"). To the best of Seller's knowledge, Seller has not infringed, and by its use of its Intellectual Property, is not now infringing on any United States or Illinois trade name, trademark, service mark or copyright belonging to any other person, firm or corporation, and to the best of Seller's knowledge, the use of the Intellectual Property by Purchaser will not conflict with, infringe on or otherwise violate the rights of others.
3.19        CONTRACTS3.19     CONTRACTS.  Except as set forth in Exhibit 3.19,
            -------------     ---------                          ------------
Seller is not a party to, nor is the property of Seller bound by, any contract, distributorship agreement, license agreement, agency agreement or output or requirements agreement, or any other agreement, indenture, mortgage, deed of trust, lease, security agreement, loan agreement or instrument which Purchaser would succeed to by its purchase of the Assets, nor will the purchase of the Assets by Purchaser create any default by Seller as to any of such agreements which will materially adversely affect the Purchaser's use of the Assets.
     3.20       FINANCIAL STATEMENTS3.20     FINANCIAL STATEMENTS.  Seller has
                ------------------------     --------------------
delivered to Purchaser copies of Seller's balance sheet at December 31, 1997 and the statements of income and retained earnings for the years ended December 31, 1997 and 1996 and the quarter ended March 31, 1998 (collectively, the "Financial Statements"). The Financial Statements are based upon the information contained in the books and records of Seller and fairly and accurately present the financial condition of Seller as of the dates thereof and results of operations for the periods referred to therein. The monthly financial statements generated by Seller from and after March 31, 1998 will be prepared on a basis consistent with the methods and procedures used to prepare the Financial Statements. If requested by Purchaser, Seller will deliver such monthly financial statements from and after the period ended March 31, 1998 to Purchaser within 60 days of the end of each month from the date hereof to Closing.
3.21       ABSENCE OF UNDISCLOSED OR CONTINGENT LIABILITIES3.21     ABSENCE OF
           ----------------------------------------------------     ----------
UNDISCLOSED  OR  CONTINGENT  LIABILITIES.   Seller has no liabilities (whether
 ---------------------------------------
accrued,  absolute,  contingent,  unliquidated or otherwise, whether due or to
 --
become  due, whether known or unknown, and regardless of when asserted) except
 -
as otherwise set forth in the Financial Statements, the monthly financial statements and Exhibit 3.21 hereto.
                 -------------
3.22          NO MATERIAL ADVERSE CHANGES3.22     NO MATERIAL ADVERSE CHANGES.
              -------------------------------     ---------------------------
Since the date of the most recent Financial Statements, there has been no change materially adverse to Seller in its Assets, financial condition, gross profit, operating results, customer, employee or supplier relations, business condition or prospects, except as otherwise disclosed on Exhibit 3.22 hereto.
                                                          ------------
3.23       ABSENCE OF DEVELOPMENTS3.23     ABSENCE OF DEVELOPMENTS.  Since the
           ---------------------------     -----------------------
date of the Term Sheet by and between Seller and Purchaser, Seller has and will until Closing:
     (a) Conducted its business and operations only in the regular and ordinary course; maintained reasonable business insurance; committed no waste of the Assets; disposed or otherwise changed the nature of any Asset such that cash or accounts receivable are increased (other than in the ordinary course of business), nor created or suffered to exist any material lien, charge or encumbrance on any Asset or incurred any indebtedness for borrowed money (other than in the ordinary course) which is secured by one or more of the Assets; and has used its best efforts to maintain and preserve its business organization intact and maintain its relationships with suppliers, employees, customers and others;
(b) Refrained from making capital expenditures or commitments for additions to the property, plant or equipment or entered into transactions which could materially alter or affect operations, except as otherwise have been approved in writing by Purchaser;
     (c) Except from the assets to be retained by Seller, refrained from paying the officers or directors or their affiliates, whether in the capacities of shareholders, directors, officers or employees, any dividends or any bonuses or any other forms of compensation except for non-bonus compensation  in  accordance  with  current  practice;  and
(d) Maintained title to, and refrained from making or permitting, any transfer, sale, pledge, encumbrance on, lien or other disposition of the Assets of Seller, except in the ordinary course of business.
     3.24        TITLE TO PROPERTIES3.24     TITLE TO PROPERTIES.  Seller does
                 -----------------------     -------------------
not own any real property. The lease to which Seller is a party, a true and complete copy of which is attached hereto as Exhibit 3.24, is in full force
                                                ------------
and effect, and Seller holds a valid and existing leasehold interest in such lease for the term set forth in such lease. Seller shall utilize its best efforts to obtain an assignment of the property lease if requested to do so by Purchaser. Seller shall have delivered complete and accurate copies of such lease to Purchaser, and such lease shall not have been modified in any material respect except to the extent that such modifications are disclosed in
writing  delivered  to  Purchaser.    Seller  is  not  in  default,  and  no
circumstances exist which, if unremedied would, either with or without notice or the passage of time or both, result in a default under such lease, nor is Seller in default under the lease. The fixed assets necessary for the conduct of Seller's businesses are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in such fixed assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such fixed assets. Seller owns, or leases under valid leases, all equipment and other tangible assets necessary for the conduct of its business.
3.25          TAX  MATTERS3.25          TAX  MATTERS.
              ----------------          ------------
     (a) The Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no encumbrances on any of the Assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Taxes.
(b) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.
(c) There is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any liability for Taxes of the Seller (i) claimed or raised by any authority in writing or orally with any directors, officers or employees of the Seller, or (ii) as to which any such person has knowledge based upon personal contact with any agent of such authority. Exhibit 3.25
                                                                  ------------
lists all federal, state, local and foreign income Tax Returns filed with respect to the Seller for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed, assessed against or agreed to by the Seller since December 31, 1995.
     3.26     TAX NOTICES3.26     TAX NOTICES.  Except as set forth on Exhibit
              ---------------     -----------                          -------
3.26  hereto,  no  deficiency  for  any  Taxes  has been proposed, asserted or
----
assessed  against  Seller  that  has  not  been resolved and paid in full.  No
----
waiver,  extension  or  comparable  consent  given  by  Seller  regarding  the
----
application  of  the  statute  of  limitations  with  respect  to  any  Taxes
----
outstanding,  nor  is  any  request  for  any  such waiver or consent pending.
----
Except  as  described  in  Exhibit 3.26 hereto, there has been no tax audit or
----
other administrative proceeding or court proceeding with respect to any Taxes,
---
nor is any such Tax audit or other proceeding pending, nor has there been any notice to Seller by any taxing authority regarding any such Tax, audit or other proceeding or, to the best knowledge of Seller, is any such Tax audit or other proceeding threatened with regard to any Taxes. Seller does not expect the assessment of any additional Taxes and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes which would exceed the estimated reserves established on its books and records. For the purposes hereof, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, workmen's compensation, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Seller.
3.27        EMPLOYEES3.27     EMPLOYEES.  Except as described on Exhibit 3.27,
            -------------     ---------                          ------------
(a) Seller has no actual knowledge that any executive employee of Seller or any group of Seller's employees has any plan or intention to terminate his, her or its employment following the Closing; (b) Seller has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) to the best of Seller's knowledge, Seller has no material labor relations problem pending and its labor relations are satisfactory; (d) there are no workmen's compensation, sexual harassment, discrimination or claims pending against Seller nor is Seller aware of any facts that would give rise to such claims; (e) to the best of Seller's knowledge, no employee of Seller is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Seller; and
(f) to the best of Seller's knowledge, no employee or former employee of Seller has any claim with respect to any intellectual property rights of Seller.
     3.28          EMPLOYEE  BENEFIT  PLANS3.28        EMPLOYEE BENEFIT PLANS.
                   ----------------------------        ----------------------
     (a)          Except  as provided in writing to Purchaser and as listed on
Exhibit 3.28, with respect to all employees and former employees of Seller and
     -------
all dependents and beneficiaries of such employees and former employees, (i) Seller does not maintain or contribute to any non-qualified deferred compensation or retirement plans, contracts or arrangements, (ii) Seller does not maintain or contribute to any qualified defined contribution plans as defined in Section 3(34) of ERISA or Section 414(i) of the Code, (iii) Seller does not maintain or contribute to any qualified defined benefit plans as defined in Section 3(35) of ERISA or Section 414(j) of the Code, and (iv) Seller does not maintain or contribute to any employee welfare benefit plans as defined in Section 3(1) of ERISA.
(b) To the best of Seller's knowledge, to the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans as defined in Section 3(3) of ERISA which Seller does maintain or to which it does contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year, (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits, and (iii) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code.
     (c) Seller does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. Seller has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Seller has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) that will be set forth in writing to Purchaser, and (ii) health care continuation benefits described in Section 4980B of the Code.
     3.29        GIFTS3.29     GIFTS.  Neither Seller nor any of its officers,
                 ---------     -----
directors or shareholders has made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, political party, candidate for office, governmental agency or instrumentality or any other person in a position to assist or hinder Seller in connection with any actual or proposed business transaction.
3.30          EMPLOYEE  HEALTH  AND SAFETY3.30     EMPLOYEE HEALTH AND SAFETY.
              --------------------------------     --------------------------
Seller has not received a notice or charge asserting any violation of or liability under, OSHA or any other federal or state acts (including rules and regulations thereunder) and, to the best of Seller's knowledge, has not violated and has no liability regulating or otherwise affecting employee health and safety.
3.31          REPRESENTATIONS  AS  TO  KNOWLEDGE3.31     REPRESENTATIONS AS TO
              --------------------------------------     ---------------------
KNOWLEDGE.  The representations and warranties contained in Article III hereof
       --
     shall in each and every event whereby an exercise of discretion or a statement to the "best knowledge", "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith, with due diligence, to the best efforts of each such party and be exercised always in a reasonable manner and within reasonable times.
3.32      REPRESENTATIONS CONCERNING ACQUISITION STOCK3.32     REPRESENTATIONS
          ------------------------------------------------     ---------------
CONCERNING  ACQUISITION  STOCK.    The  Shareholders  make  the  following
------------------------------
representations  and  warranties  with  respect  to  the  Acquisition  Stock:
-----------
     (a) Shareholders are acquiring the Acquisition Stock for investment purposes only, not for the account of any other person and not with a view to distribution, assignment or resale to any person. The Shareholders will not sell, hypothecate or otherwise transfer the Acquisition Stock unless (i) the Acquisition Stock is registered under the Securities Act of 1933, as amended ("Act"), and registered or qualified for sale under applicable state securities laws, or (ii) the Shareholders have received a written opinion of counsel (which opinion and counsel are satisfactory to the Purchaser) that an exemption from the registration or qualification requirements of the Act and such state laws is available.
(b) The Shareholders understand and agree that certificates representing the Acquisition Stock will contain the following restrictive legend:
THE  SECURITIES  EVIDENCED  BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE  SECURITIES  ACT  OF  1933,  AS  AMENDED,  OR  STATE SECURITIES LAWS.  THE
SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.
     (c) The Shareholders have received and have carefully reviewed the representations made by Purchaser in this Agreement and all Exhibits and documents delivered by Purchaser to Seller and Shareholders hereunder. All documents and information which Seller or the Shareholders have requested has been delivered by Purchaser to them. The Shareholders have been afforded the opportunity to discuss the current and proposed future business operations of the Purchaser with the officers and other representatives of the Purchaser. In evaluating the suitability of an investment in the Acquisition Stock, the Shareholders have not relied upon any representations or other information from the Purchaser or any person acting on its behalf other than as set forth in this Agreement or delivered to Seller and Shareholders in accordance with the terms of this Agreement or in connection with the transactions contemplated hereby. The Shareholders have carefully considered and have, to the extent they believe appropriate, obtained the advice of their legal, tax, accounting and financial advisors concerning the suitability of an investment in the Acquisition Stock and have determined that the Acquisition Stock is a suitable investment.
     3.33          REPRESENTATIONS CONCERNING SOLVENCY3.33     REPRESENTATIONS
                   ---------------------------------------     ---------------
CONCERNING  SOLVENCY.    The  Seller  has not incurred, and does not intend to
    ----------------
incur, and has no reasonable basis to believe that it will incur, any debts beyond its ability to pay such debts as they become due. Seller has, and will continue to have, assets greater than Seller's debts, based upon a fair valuation and has paid, and will pay, its debts as they become due. Purchaser may rely on such representations in asserting that Purchaser has no reasonable cause to believe that Seller is or will become insolvent as a result of the transactions contemplated hereby. Seller has undertaken the transactions described herein in good faith, considering its obligations to any person or entity to whom Seller owes a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and has undertaken the transaction described herein without any intent to hinder, delay or defraud its creditors. Seller will not, and has not, concealed this transaction or the proceeds of such transaction from any of its creditors. Seller has not removed or concealed any assets from its creditors and will not incur debt in connection with the assets or business that is significantly greater than the normal and customary debts of Seller in the ordinary course. Seller does not contemplate and has no reason to contemplate it will seek protection under the bankruptcy laws and believes in good faith that it will receive consideration reasonably equivalent to the value of the Assets being purchased by the Purchaser.
3.34          NO  REPRESENTATIONS  CONCERNING  YEAR 2000 COMPLIANCE3.34     NO
              ---------------------------------------------------------     --
REPRESENTATIONS  CONCERNING  YEAR  2000  COMPLIANCE.    Neither  Seller  nor
       --------------------------------------------
Shareholders  make  any  representation  or  warranty  concerning the Seller's
       --
computer system (defined to include both hardware and software) compliance with the Year 2000 date change.
     ARTICLE  VIIVII
     PRE-CLOSING  COVENANTS  OF  SELLERCOVENANTS  OF  SELLER
     Seller hereby covenants and agrees that, between the date hereof and the Closing, it will comply with the provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.
     4.1          INSPECTION  OF  PROPERTIES  AND  BOOKS4.1      INSPECTION OF
                  -----------------------------------------      -------------
PROPERTIES  AND  BOOKS.    Seller  shall  assist any individual or individuals
         -------------
designated by Purchaser with reasonable prior notice to visit or inspect any property of Seller, at reasonable times acceptable to both parties, including books of accounts and records of Seller, to make extracts or copies of such books and records and to discuss the affairs, finances and accounts of Seller with its officers, and shall use its best efforts to obtain access for
Purchaser to Seller's accountants' work papers. As a condition to the Closing, the parties acknowledge and agree that Seller shall furnish to Purchaser Evaluation Material which shall be used in connection with a due diligence review. The parties agree that Purchaser shall treat the Evaluation Material confidentially, and shall not disclose to any party, except as otherwise set forth herein, the Evaluation Material or any information set forth therein; provided, however, that Purchaser is authorized to disclose the Evaluation Material to its investment banker, counsel and accountants for their review. Purchaser shall instruct its officers, directors, employees, agents or representa-tives of the confidential nature of the Evaluation Material and shall be responsible for ensuring that the Evaluation Material is kept confidential by such persons. In the event the Closing is not consummated, all Evaluation Material shall be returned to Seller, within ten days of a request therefor, with the understanding that Purchaser shall retain no copies of the Evaluation Material and shall not disclose to any other party the Evaluation Material or information contained therein, with the exception of (i) information which becomes generally available to the public other than as a result of disclosure by Purchaser, or (ii) information included in the Evaluation Material which is first disclosed by a third party not bound by a confidentiality agreement with Seller and (iii) information required to be disclosed in any registration statement or periodic report under the disclosure requirements of applicable federal and state securities laws.
4.2     OTHER CONTRACTS4.2     OTHER CONTRACTS.  Except in the ordinary course
        ------------------     ---------------
     of business, Seller shall not enter into or become subject, and shall not cause Seller to enter into or become subject, to any agreement, transaction, or commitment which would restrict or in any way impair the obligation or ability of Seller to comply with all of the terms of this Agreement.
4.3     ONGOING OPERATION4.3     ONGOING OPERATION.  Seller shall carry on its
        --------------------     -----------------
     business diligently and substantially in the same manner as heretofore conducted. The business of Seller shall be conducted only in the ordinary course and neither the shareholders of Seller nor Seller shall take any action except in the ordinary course of Seller's business, on an arm-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Seller's past custom and industry practice.
4.4          INDEBTEDNESS4.4     INDEBTEDNESS.  Seller will not create, incur,
             ---------------     ------------
assume, guarantee or otherwise become liable with respect to any indebtedness related or connected with, or secured by, the Assets, except in the ordinary course of its business and subject to prior written notice to Purchaser.
Except  in  the  ordinary course of its business, and subject to prior written notice to Purchaser, Seller will not sell, pledge, encumber or otherwise subject the Assets to any claim or indebtedness.
4.5     RECORDS4.5     RECORDS.  Seller shall maintain its books, accounts and
        ----------     -------
     records  in  the  usual,  regular  and  ordinary  manner.
4.6        ARTICLES OF INCORPORATION; BYLAWS4.6     ARTICLES OF INCORPORATION;
           ------------------------------------     --------------------------
BYLAWS.    Seller  will  not  amend its Articles of Incorporation or Bylaws or
  ----
otherwise  alter  its  corporate  existence  or  powers.
  --
4.7      DISTRIBUTIONS OR DIVIDENDS4.7     DISTRIBUTIONS OR DIVIDENDS.  Seller
         -----------------------------     --------------------------
will not declare or pay any dividend, make any distribution on shares of its capital stock or repurchase any shares of its capital stock.
     4.8        NOTICE OF BREACH4.8     NOTICE OF BREACH.  In the event of and
                -------------------     ----------------
promptly after becoming aware of the occurrence or threatened occurrence of any event which would cause or constitute a breach of any warranty, representation, covenant or agreement of Seller contained herein, Seller shall give notice in writing of such event or threatened event to Purchaser and use all reasonable efforts to prevent or promptly remedy such breach or threatened breach.
4.9          NONDISCLOSURE4.9       NONDISCLOSURE.  The parties agree that any
             ----------------       -------------
publicity release, security filing, memorandum or any other communication (collectively "Communication"), whether written or oral, identifying this proposed transaction shall not identify Seller at any time prior to Closing unless required by applicable securities laws or regulations. Seller shall timely review any public communication prepared by Purchaser before its dissemination and release.
4.10         EMPLOYMENT MATTERS4.10     EMPLOYMENT MATTERS.  Seller shall not,
             ----------------------     ------------------
directly or indirectly, except in the ordinary course of business and with prior notice to Purchaser, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination paid to, any officers or directors or consultants, or (ii) take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof. Seller shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director.
     4.11         INSURANCE4.11     INSURANCE.  Without 30 days' prior written
                  -------------     ---------
notice to Purchaser, Seller shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect. To the extent Seller has paid premiums for insurance coverage that will continue in effect on a post-Closing basis, the Purchaser will reimburse Seller at Closing the prorated portion of post-Closing insurance coverage based upon the time period covered by such insurance both prior to, and subsequent to, Closing. Seller shall purchase tail coverage covering Seller and its officers and directors for any error and omission claims made policy maintained by Seller which may be purchased post-Closing but shall be effective as of the Closing.
4.12        PRESERVATION OF BUSINESS4.12     PRESERVATION OF BUSINESS.  Seller
            ----------------------------     ------------------------
and the Shareholders shall (i) use their best efforts to preserve intact Seller's business organization and goodwill, keep available the services of
Seller's officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with Seller, (ii) confer on a regular and weekly basis with representatives of Purchaser to report operational matters and the general status of ongoing operations, (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by Seller in the Agreement untrue at the Closing, (iv) notify Purchaser of any emergency or other change in the normal course of Seller's business or in the operation of Seller's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of Seller or the ability of Seller to consummate the transactions contemplated by this Agreement, and (v) promptly notify Purchaser in writing if Seller or its representatives shall discover that any representation or warranty made by Seller in this Agreement was when made, or has subsequently become, untrue in any respect.
     4.13       REGULATORY FILINGS4.13     REGULATORY FILINGS.   Seller is not
                ----------------------     ------------------
required, and shall not be required prior to or following Closing, to make any filings or submissions under any laws or regulations applicable to Seller for the consummation of the transactions contemplated herein. Seller shall make all filings necessary such that, at the Closing, Purchaser may file for and obtain use of Seller's corporate name identified on page one of this Agreement. Purchaser has advised Seller that the execution of this Agreement and closing of the transaction contemplated hereby may require the Purchaser to provide certain disclosure concerning the business and the financial statements of Seller to the United States Securities and Exchange Commission. Seller hereby consents to the inclusion of disclosure concerning Seller, the financial statements of Seller and the representations and warranties made by Seller in the course of this transaction, in a periodic report or any amendment thereto, in order to allow Purchaser to discharge its disclosure obligations under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
4.14          NO  NEGOTIATIONS4.14       NO NEGOTIATIONS.  None of Seller, its
              --------------------       ---------------
officers, directors or the Shareholders shall cause Seller to, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or the purchase of all or a material portion of the assets of, or any equity interest in, Seller, or any similar transaction or business combination involving Seller, or participate in any negotiations regarding, or furnish to any other person, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Seller shall within five business days notify
Purchaser of any such proposal or offer, or any inquiry from or contact with any person with respect thereto, and shall promptly provide Purchaser with such information regarding such proposal, offer, inquiry or contact as Purchaser may request.
4.15          ASSIGNMENT  OF  CONTRACTS,  LEASES  AND  OTHER  AGREEMENTS4.15
              --------------------------------------------------------------
ASSIGNMENT  OF  CONTRACTS,  LEASES  AND OTHER AGREEMENTS.  Seller agrees that,
        ------------------------------------------------
prior to the Closing, it will secure the approval of all parties with which Seller has customer, supplier or other agreements as to which assignment is contemplated to Purchaser, as to which consent is expressly required, and, should Purchaser desire to assume any other contract, lease, agreement or right, Seller shall use its best efforts to secure the approval of the remaining party to the contract, lease, agreement or right such that Purchaser may succeed to rights and obligations of Seller under such contracts, leases, agreements or rights.
     4.16         BEST EFFORTS4.16     BEST EFFORTS.  Seller agrees to use its
                  ----------------     ------------
best efforts in good faith to satisfy the various conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Seller will not take or knowingly permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of its representations and warranties contained herein to be or become untrue.
4.17       ADDITIONAL DISCLOSURE4.17     ADDITIONAL DISCLOSURE.  From the date
           -------------------------     ---------------------
of this Agreement to and including the Closing Date, Seller promptly upon the occurrence thereof, will advise Purchaser of each event subsequent to the date hereof which would have had to be disclosed on any schedule or exhibit to this Agreement had it occurred prior to the date hereof.
     ARTICLE  VIIIVIII
     POST-CLOSING  COVENANTSCOVENANTS
     The parties agree as follows with respect to the period following the Closing.
5.1         FURTHER ASSURANCES5.1     FURTHER ASSURANCES.  In case at any time
            ---------------------     ------------------
after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article X).
     5.2       LITIGATION SUPPORT5.2     LITIGATION SUPPORT.  In the event and
               ---------------------     ------------------
for so long as any party actively is contesting or defending against any action, suit, proceedings, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Seller, each of the other parties will cooperate with each other and counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article X).
     ARTICLE  IXIX
     REPRESENTATIONS AND WARRANTIES OF PURCHASEREPRESENTATIONS AND WARRANTIES OF PURCHASER
     Purchaser represents and warrants to Seller that the statements contained in this Article VI are true, correct and complete as of the date of this Agreement and will, except as otherwise expressly provided in this Agreement be true, correct and complete on the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement) as follows:
6.1        ORGANIZATION AND QUALIFICATION OF PURCHASER6.1     ORGANIZATION AND
           ----------------------------------------------     ----------------
QUALIFICATION  OF  PURCHASER.    Purchaser  is  a  corporation duly organized,
  --------------------------
validly  existing and in good standing under the laws of the State of Colorado
  ----
and  has  the  full  corporate  power  and  authority  to  own and operate its properties  and  to  carry  on  its  business.
6.2      AUTHORIZATION6.2     AUTHORIZATION.  This Agreement has been duly and
         ----------------     -------------
validly executed by Purchaser and the agreements, representations, and warranties contained herein constitute valid and binding obligations, representations, and warranties of Purchaser enforceable in accordance with their terms.
6.3          NO  CONFLICTING  AGREEMENTS6.3     NO CONFLICTING AGREEMENTS. The
             ------------------------------     -------------------------
execution and delivery of this Agreement by Purchaser does not, and consummation by Purchaser of the transactions contemplated hereby will not,
(a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to Purchaser, (b) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Purchaser or of any agreement or instrument to which Purchaser is a party, or (c) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim  upon  Purchaser  or  any  of  its  assets.
     6.4      COMPLIANCE WITH APPLICABLE LAW6.4     COMPLIANCE WITH APPLICABLE
              ---------------------------------     --------------------------
LAW.    Purchaser has not received any notice or information of any violation,
---
probable violation or default by Purchaser under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over Purchaser's operations which could materially adversely affect the business, operations, financial condition, properties or assets of Purchaser or the ability to consummate the transaction contemplated hereby.
6.5        LITIGATION6.5     LITIGATION.  There are no actions, proceedings or
           -------------     ----------
investigations pending, or to the knowledge of Purchaser, threatened against Purchaser or its officers or directors, before any court or administrative agency or administrative officer.
6.6       MATERIAL MISSTATEMENTS OR OMISSIONS6.6     MATERIAL MISSTATEMENTS OR
          --------------------------------------     -------------------------
OMISSIONS.    Neither  this  Agreement  nor any other document, certificate or
 --------
statement  furnished to Seller by or on behalf of Purchaser in connection with
 ---
this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein and therein not misleading in light of the context in which they were made.
6.7       CONSENTS AND APPROVALS6.7     CONSENTS AND APPROVALS.  The execution
          -------------------------     ----------------------
and delivery by Purchaser of this Agreement, and the performance by Purchaser of Purchaser's obligations hereunder, do not require Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof and will continue to be in full force and effect on the Closing Date, and (ii) those which the failure to obtain would have no material adverse effect on the transactions contemplated hereby.
6.8       BROKERS6.8     BROKERS.  All negotiations relative to this Agreement
          ----------     -------
and the transactions contemplated hereby have been carried out by representatives of Purchaser directly with Seller, without the intervention of any person on behalf of Purchaser in such manner as to give rise to any valid claim by any person against Seller for a finder's fee, brokerage commission or similar payment. All rights of indemnity under Article X hereof shall apply to any claim relating to a Loss (hereinafter defined) arising out of this Agreement for any fee, commission or similar payment.
     6.9          REPRESENTATIONS AS TO KNOWLEDGE6.9     REPRESENTATIONS AS TO
                  ----------------------------------     ---------------------
KNOWLEDGE.   The representations and warranties contained in Article VI hereof
    -----
shall in each and every event whereby and exercise of discretion or a statement to the "best knowledge", "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith, with due diligence, to the best efforts of each such party and be exercised always in a reasonable manner and within reasonable times.
6.10          REPRESENTATIONS  CONCERNING  SOLVENCY6.10        REPRESENTATIONS
              -----------------------------------------        ---------------
CONCERNING  SOLVENCY.   The Purchaser has not incurred, and does not intend to
         -----------
incur,  and  has  no reasonable basis to believe that it will incur, any debts beyond its ability to pay such debts as they become due. Purchaser has, and will continue to have, assets greater than Purchaser's debts, based upon a fair valuation and has paid, and will pay, its debts as they become due. Seller may rely on such representations in asserting that Seller has no reasonable cause to believe that Purchaser is or will become insolvent as a result of the transactions contemplated hereby. Purchaser has undertaken the transactions described herein in good faith, considering its obligations to any person or entity to whom Purchaser owes a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and has undertaken the transaction described herein without any intent to hinder, delay or defraud its creditors. Purchaser will not, and has not, concealed this transaction from any of its creditors.
Purchaser has not removed or concealed any assets from its creditors. Purchaser does not contemplate and has no reason to contemplate it will seek protection under the bankruptcy laws and believes in good faith that the Assets it will receive have a value reasonably equivalent to the value of the
consideration  being  paid  to    Seller.
     ARTICLE  XX
     COVENANTS  OF  PURCHASEROF  PURCHASER
     Purchaser  covenants  and  agrees  as  follows:
7.1      OTHER CONTRACTS     OTHER CONTRACTS.  From and after the date of this
         ---------------     ---------------
Agreement, Purchaser will not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of Purchaser to comply with all of the terms of this Agreement.
     7.2         ADDITIONAL DISCLOSURE7.2     ADDITIONAL DISCLOSURE.  From the
                 ------------------------     ---------------------
date of this Agreement to and including the Closing, Purchaser will, promptly upon the occurrence thereof, advise Seller of each event subsequent to the date hereof which would have had to be disclosed by Purchaser on any schedule or exhibit to this Agreement had it occurred prior to the date hereof.
7.3          NOTICE  OF  BREACH7.3      NOTICE OF BREACH.  In the event of and
             ---------------------      ----------------
promptly after becoming aware of the occurrence or threatened occurrence of any event which would cause or constitute a breach of any warranty, representation, covenant or agreement of Purchaser contained herein, Purchaser shall give notice in writing of such event or threatened event to Seller and use all reasonable efforts to prevent or promptly remedy such breach or threatened breach.
7.4         NONDISCLOSURE7.4     NONDISCLOSURE.  The Purchaser agrees that any
            ----------------     -------------
publicity release, security filing, or any other communication (collectively "Communications"), whether written or oral, identifying this proposed transaction shall not identify Seller any time prior to Closing unless required by applicable securities laws or regulations.
7.5        BEST EFFORTS7.5     BEST EFFORTS.  Purchaser agrees to use its best
           ---------------     ------------
efforts in good faith to satisfy the various conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible.
     Purchaser will not take or knowingly permit to be taken any action that would be contrary to or in breach of the terms or provisions of this Agreement or that would cause any of the representations and warranties of Purchaser contained herein to be or become untrue.
     7.6          REGULATORY FILINGS7.6     REGULATORY FILINGS.  Purchaser has
                  ---------------------     ------------------
advised Seller that the transaction contemplated hereby will require Purchaser to file disclosure, in the form of a periodic report on amendments thereto, with the United States Securities and Exchange Commission, which report may include disclosure concerning, and the financial statements of, Seller. Seller hereby consents to the inclusion of disclosure concerning Seller, the financial statements of Seller and the representations and warranties made by Seller in the course of this transaction, in such periodic report or amendment, in order to allow Purchaser to discharge its disclosure obligations under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Purchaser agrees to provide Seller upon request a copy of such periodic report or any amendment thereto at least three business days prior to filing. Purchaser will make all required filings with the Securities and Exchange Commission that relate to this transaction.
7.7       EMPLOYMENT AGREEMENT7.7     EMPLOYMENT AGREEMENT.  Prior to Closing,
          -----------------------     --------------------
the termination of the Seller's existing employment agreements, if any, shall have been negotiated on terms satisfactory to Purchaser and Seller. An employment agreement shall have been entered into between Purchaser and Charles F. Geis for a term of not less than three years, substantially in the form of Exhibit 7.7 hereto.
          ------------
7.8          NON-COMPETE AND CONFIDENTIALITY AGREEMENTS7.8     NON-COMPETE AND
             ---------------------------------------------     ---------------
CONFIDENTIALITY  AGREEMENTS.    At  or  prior to Closing, all key employees of
    -----------------------
Seller  listed on Exhibit 7.8 shall enter into non-compete and confidentiality
                  -----------
agreements  with  Purchaser  substantially  in the form of Exhibit 7.8 hereto.
                                                           -----------
7.9     SERVICE AGREEMENT7.9     SERVICE AGREEMENT.  Prior to Closing, Michael
        --------------------     -----------------
     P. Kelly shall form a new corporation to be known as Heritage Business Services, Inc., and Heritage Business Services, Inc. shall enter into a service agreement with the Purchaser pursuant to which the Purchaser shall utilize the services of Heritage Business Services, Inc. in connection with its proposed acquisition of other businesses. The form of the service agreement, which shall be executed at Closing, is attached as Exhibit 7.9.
                                                                  -----------
7.10          CHANGE  IN BUSINESS7.10     CHANGE IN BUSINESS.  Purchaser shall
              -----------------------     ------------------
notify Seller of any emergency or other change in the normal course of Purchaser's business or in the operation of Purchaser's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of Purchaser or the ability of Purchaser to consummate the transactions contemplated by this Agreement, and (i) promptly notify Seller in writing if Purchaser or its representatives shall discover that any representation or warranty made by Purchaser in this Agreement was when made, or has subsequently become, untrue in any respect.
     7.11      BEST EFFORTS.  Purchaser agrees to use its best efforts in good
               ------------
faith to satisfy the various conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Purchaser will not take or knowingly permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of its representations and warranties contained herein to be or become untrue.
7.12       ADDITIONAL DISCLOSURE7.12     ADDITIONAL DISCLOSURE.  From the date
           -------------------------     ---------------------
of this Agreement to and including the Closing Date, Purchaser promptly upon the occurrence thereof, will advise Seller of each event subsequent to the date hereof which would have had to be disclosed on any exhibit to this Agreement had it occurred prior to the date hereof.
     ARTICLE  XIXI
     CONDITIONS  PRECEDENT  TO  CLOSINGPRECEDENT  TO  CLOSING
     8.1       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER8.1     CONDITIONS
               ------------------------------------------------     ----------
PRECEDENT  TO  OBLIGATIONS OF SELLER.  The obligations of Seller to consummate
 -----------------------------------
and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by Seller in writing in the manner provided in Paragraph 8.1(d) hereof):
     (a)          Representations  and Warranties of Purchaser; Performance by
                  ------------------------------------------------------------
Purchaser.    (i) The representations and warranties of Purchaser set forth in
     ----
Article VI hereof shall (except where stated to be as of an earlier date) be accurate in all material respects on and as of the Closing as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement; (ii) Purchaser shall have performed all obligations and complied with all covenants required to be performed or to be complied with by Purchaser under this Agreement prior to or at the Closing Date including the delivery of all documents and the Purchase Price required at the Closing; and
(iii) Seller shall have received a certificate dated the Closing and signed by the President of Purchaser to the effect that the representations and warranties made by Purchaser in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date), which certificate shall be in the form of Exhibit 8.1(a).
                                                               --------------
(b)     Action.  All action necessary to authorize the execution, delivery and
        ------
performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Purchaser. Purchaser shall have furnished Seller with copies of all consents or resolutions adopted or executed by Purchaser in connection with such actions, certified by the Secretary of Purchaser.
     (c)          No  Action  or  Proceeding.  As of the Closing, no action or
                  --------------------------
proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated herein. There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Purchaser of all or a material portion of the business or Assets of Seller, or to compel Seller or Purchaser to dispose of or to hold separately all or a material portion of the business or assets of Seller, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by Purchaser of any of the Assets,
(iv) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached hereto as Exhibits or Schedules, or otherwise contemplated hereby, (v) seeking relief against Purchaser under any federal or state law or regulation relating to bankruptcy, insolvency, reorganization or moratorium or creditors' rights generally, (vi) otherwise relating to and materially adversely affecting the transactions contemplated hereby, or (vii) which could result in any material adverse change in the business, operations, financial condition or properties of Purchaser.
(d)        Waiver of Conditions Precedent.  Seller may waive any or all of the
           ------------------------------
conditions precedent set forth in this Article VIII, either prospectively or retroactively, by giving written notice of such waiver to Purchaser. No waiver of any condition precedent pursuant to this paragraph 8.1(d) shall, unless otherwise expressly stated in such written notice of waiver, extend to any covenant or agreement contained herein or to any other condition precedent.
(e)     Discovery of Facts or Circumstances.  Seller shall not have discovered
        -----------------------------------
any  fact  or circumstance existing as of the date of this Agreement which has not been disclosed to Seller as of the date of this Agreement regarding the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of Purchaser which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Purchaser.
(f)          Opinion  of  Counsel.  Seller shall have received from counsel to
             --------------------
Purchaser, an opinion dated the Closing, in the form attached hereto, which shall be in form satisfactory to counsel for Seller.:
(g)      Miscellaneous.  No party shall have initiated action seeking monetary
         -------------
damages or claims in connection with, or seeking to prohibit or enjoin the transactions described in this Agreement.
     8.2          CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  PURCHASER8.2
                  --------------------------------------------------------
CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.  The obligation of Purchaser
         ---------------------------------------
to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by Purchaser in writing in the manner provided in paragraph 8.2(f) hereof):
     (a          Representations  and  Warranties  of Seller and Shareholders;
                 -------------------------------------------------------------
Performance  by  Seller.  (i) The representations and warranties of Seller and
       ----------------
its Shareholders set forth in Article III hereof shall (except where stated to be as of an earlier date) be accurate in all material respects on and as of the Closing as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement; (ii) Seller shall have performed all obligations and complied with all covenants required to be performed or to be complied with by it under this Agreement prior to the Closing; (iii) Purchaser shall have received a certificate dated as of the Closing and signed by the President of Seller to the effect that the representations and warranties made by Seller in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date) in the form attached as Exhibit 8.2(a); and (iv) Purchaser shall have entered into an
                 --------------
employment agreement with Charles F. Geis, a service agreement with Heritage Business Services, Inc. and non-compete and confidentiality agreements with all key employees in the form attached as Exhibit 7.7 which shall commence by
                                           -----------
its  terms  on  Closing  of  the  purchase  of  the  Assets.
(b      Action.  All action necessary to authorize the execution, delivery and
        ------
performance of this Agreement by Seller and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Seller. Seller shall have furnished Purchaser with copies of all consents or resolutions adopted or executed by Seller in connection with such actions, certified by the Secretary of Seller.
     (c          No  Action  or  Proceeding.   As of the Closing, no action or
                 --------------------------
proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated herein. Further, except as described on Exhibit 3.7(a), there shall not be
                                            --------------
threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions,
(ii) seeking to prohibit direct or indirect ownership or operation by Purchaser of all or a material portion of the business or assets of Seller, or to compel Purchaser or Seller to dispose of or to hold separately all or a material portion of the business or assets of Seller, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by Purchaser of any of the Assets, (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached hereto as Exhibits or Schedules, or otherwise contemplated hereby, (v) seeking relief against Seller under any federal or state law or regulation relating to bankruptcy, insolvency, reorganization or moratorium or creditors' rights generally, (vi) otherwise relating to and materially adversely affecting the transactions contemplated hereby, or (vii) which could result in any material adverse change in the business, operations, financial condition or properties of Seller or the Assets.
(d     No Adverse Changes.  There shall have been no event or change occurring
       ------------------
between the execution of this Agreement and the Closing which in the aggregate may be deemed to have a material adverse effect on the business, operations, financial condition or properties of Seller or the Assets.
(e        Litigation.  Except as described on Exhibit 3.12, there shall  be no
          ----------                          ------------
actions, proceedings or investigations pending, threatened against Seller or its officers or directors before any court, any administrative agency or administrative officer or executive, which could result in any material adverse change in the business, operations, financial condition or properties of Seller or the Assets.
     (f     Waiver of Conditions Precedent.  Purchaser may waive any or all of
            ------------------------------
the conditions precedent set forth in this Article 8.2, either prospectively or retroactively, by giving written notice of such waiver to Seller. No waiver of any condition precedent pursuant to this paragraph 8.2(f) shall, unless otherwise expressly stated in such written notice of waiver, extend to any other covenant or agreement contained herein or to any other condition precedent.
(g          Breach  or Violation.  Seller shall have obtained, or caused to be
            --------------------
obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Assets, pursuant to the provisions of any agreement, arrangement or undertaking of or affecting Seller or any license, franchise or permit of or affecting Seller.
(h          Governmental  Filings.    All  material  governmental  filings,
            ---------------------
authorizations  and  approvals  that  are required for the consummation of the
       ------
transactions contemplated hereby shall have been duly made and obtained by Seller (except filings required by Purchaser pursuant to applicable securities laws).
(i          Discovery  of  Facts  or  Circumstances.  Purchaser shall not have
            ---------------------------------------
discovered  any fact or circumstance existing as of the date of this Agreement
       -
which has not been disclosed to Purchaser as of the date of this Agreement regarding the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of Seller which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Seller or the value of the Assets.
(j      Damage.  There shall have been no damage, destruction or loss of or to
        ------
any property or properties owned or used by Seller, or to the Assets, whether or not covered by insurance which, in the aggregate, has or would be reasonably likely to have, a material adverse effect on Seller.
     (k     Opinion of Counsel.  Purchaser shall have received from counsel to
            ------------------
Seller, an opinion dated the Closing, in the form attached hereto, which shall be in form satisfactory to counsel for Purchaser.
     ARTICLE  XIIXII
     SURVIVAL OF REPRESENTATIONS AND WARRANTIESSURVIVAL OF REPRESENTATIONS AND WARRANTIES
     Except as otherwise stated below, the representations, warranties, covenants and agreements made by the respective parties in this Agreement or in a certificate executed and delivered in connection with the transactions contemplated hereby shall survive the Closing for a period of three (3) years. The foregoing shall be subject to the exception that any claims relating to tax matters covered in paragraphs 3.27 and 3.28 hereof shall survive for the period of the applicable statute of limitations pertaining to tax claims. All covenants, agreements, representations and warranties made herein or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto, notwithstanding any investigation heretofore or hereinafter made by or on behalf of the parties prior to the Closing, provided, however, that no legal remedy, at law or in equity, shall be available with respect to any loss, liability, or breach of agreement or warranty or misrepresentation if the party alleging such loss, liability, breach, or misrepresentation had actual knowledge of the existence, nature and extent thereof on the Closing and, despite such knowledge, proceeded with the Closing without objection.
     ARTICLE  XIIIXIII
     INDEMNIFICATION
     10.1          INDEMNIFICATION10.1        INDEMNIFICATION.  Subject to the
                   -------------------        ---------------
provisions of Article IX and this Article X, Seller and Shareholders agree to indemnify in respect of, and hold Purchaser harmless against, any and all damages, claims, deficiencies, losses, and expenses (collectively "Damages") resulting from (i) any material: misrepresentation; breach of warranty; or nonfulfillment or failure to perform any covenant or agreement on the part of Seller or the Shareholders made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, except for Damages resulting from any such misrepresentations, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to Purchaser and waived in writing by Purchaser as of the Closing and (ii) Seller's operation of its business through the date of Closing. Subject to the provisions of Article IX and this Article X, Purchaser agrees to indemnify in respect of, and hold Seller harmless against, any and all Damages resulting from (i) any material: misrepresentation; breach of warranty; or nonfulfillment or failure to perform any covenant or agreement on the part of Purchaser made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby except for Damages resulting from any such misrepresentations, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to Seller and waived in writing by Seller as of the Closing and (ii) Purchaser's operation of the
purchased  business  after  the  date  of  Closing.    The  party  claiming
indemnification hereunder is hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party". Damages for which a claim or action may be asserted hereunder are hereinafter referred to as a "Loss".
     10.2          LIMITATION  OF  LIABILITY10.2      LIMITATION OF LIABILITY.
                   -----------------------------      -----------------------
Neither party shall be liable to the other party to this Agreement except to the extent that the aggregate amount of Losses for which they would otherwise (but for this provision) be liable under this Article X exceeds in the aggregate the sum of $25,000 and then only to the extent of such excess. Claims for indemnification by either party shall be limited to the greater of
(i) the amount of the Purchase Price, or (ii) the amount of any damages, claims, deficiencies, losses and expenses paid by the Indemnified Party to a third party.
10.3       METHOD OF ASSERTING CLAIMS10.3     METHOD OF ASSERTING CLAIMS.  All
           ------------------------------     --------------------------
claims for indemnification by any Indemnified Party under this Article X shall be  asserted  and  resolved  as  follows:
     (a        In the event that any claim or demand for which an Indemnifying
Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within fifteen (15) days of such claim or demand being made, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). During such fifteen (15) day period, the Indemnified Party shall not take any action or file any response to any claim or demand, it being the intent of the parties that any such response shall be prepared and submitted by the Indemnifying Party. The estimate of Loss contained in the Claim Notice shall not limit the amount of the Indemnifying Party's ultimate liability under the claim. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement within said fifteen (15) day period. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand is disputed, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interest or those of the Indemnifying Party and not unreasonably prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the
Indemnified Party against such claim or demand, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross complaint against any person but in any such case at the sole cost and expense of the Indemnifying Party. No claim may be settled without the consent of the Indemnifying Party, unless such settlement includes the complete release of the Indemnifying Party.
(b          In the event any Indemnified Party should have a claim against any
Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party
hereunder.    If  the  Indemnifying Party has disputed such claim, as provided above,  such  dispute  shall be resolved by arbitration as provided in Article
13.11.
     10.4          PAYMENT  OF  CLAIM10.4          PAYMENT OF CLAIM.  Upon the
                   ----------------------          ----------------
determination of the liability of Seller or Purchaser under Article 10.1, 10.2 and 10.3, as the case may be, after payment by the Indemnified Party of, or upon entry of final judgment or reaching of a settlement in respect of, an Indemnifiable Claim, or determination of a Loss to the Indemnified Party occasioned by the breach of a representation and warranty by the Indemnifying Party, and notice thereof to the Indemnifying Party, the Indemnifying Party shall within thirty (30) days after receipt of such notice pay to the Indemnified Party the amount of the payment, judgment, settlement or Loss, as the case may be.
10.5          OTHER  RIGHTS AND REMEDIES NOT AFFECTED10.5     OTHER RIGHTS AND
              -------------------------------------------     ----------------
REMEDIES  NOT  AFFECTED.  The indemnification rights of the parties under this
     ------------------
Article X are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.
     10.6        POST-CLOSING ADJUSTMENTS AND RIGHT OF OFFSET     POST-CLOSING
                 --------------------------------------------     ------------
ADJUSTMENTS  AND RIGHT OF OFFSET.  As promptly as practicable, but in no event
  ------------------------------
later than 120 days following the Closing, the Purchaser may audit and calculate the actual results of operations from June 1, 1997 to May 31, 1998. The parties agree that the Seller has submitted to Purchaser a statement of revenues prepared in accordance with generally accepted accounting principles indicating that revenues totaled $3,634,824 for the period from June 1, 1997 to May 31, 1998. In the event of a material variation in revenues between the results of such audit and the statement of revenues provided by Seller to Purchaser prior to the Closing (such material variation in revenues to be defined as a variation of more than $10,000, then the Purchaser shall have the right to offset 55% of such material variation in excess of either of the above-described amounts against the promissory note payment due in the quarter immediately following the determination of such material variation. In addition, the amount of any such offset shall also be increased by interest calculated at the rate of 12% per annum from the date of the Closing to the date of the promissory note payment in which the offset is taken. If Seller disagrees with the results of such audit and wishes to contest the results of such audit, the Seller shall so notify Purchaser within ten days of written notice from the Purchaser of the intention to exercise the right to offset, or any other rights of Purchaser. Within 20 days of a notice of intention to contest the audited results from Seller to Purchaser, Seller and Purchaser shall each have the right to select a firm of certified public accountants (which may be the certified public accountants that prepared the financial statements on behalf of Purchaser or Seller). Upon the expiration of such 20-day period, the two certified public accountants shall jointly select, within ten days, a third firm of certified public accountants who shall be
responsible  for  determining  the  proper  accounting  of  revenues.    Such
independent firm of certified public accountants shall, within 30 days of their selection or within a time period mutually acceptable to Purchaser and Seller, evaluate the respective claims of the parties and tender a decision to the parties concerning the proper determination of revenues. If no further disagreement exists between the parties following the determination by the independent firm of certified public accountants, then in such event the cost and fees payable to such independent firm shall be assumed by Purchaser in the event a material variation in revenues of less than $10,000 is determined to exist or, in the alternative, if a material variation in revenues of $10,000 or more is determined to exist, then the fees and costs of such independent certified public accounting firm shall be paid by Seller. Should either of the parties then disagree with the determination by the independent certified public accounting firm, any further dispute shall be subject to the provisions of Article 13.11 hereof. The Note shall also contain provisions which shall permit the Purchaser to offset indemnification claims under Article X against payments due under the Note. The right of offset shall survive the Closing for a period of three years, provided that the right of offset regarding tax matters will survive the Closing until expiration of the applicable statute of limitations.
     ARTICLE  XIVXIV
     AMENDMENT,  TERMINATION  AND  BREACHTERMINATION  AND  BREACH
     11.1       AMENDMENT AND MODIFICATION11.1     AMENDMENT AND MODIFICATION.
                ------------------------------     --------------------------
This Agreement may be amended, modified or supplemented only by an instrument in writing, executed after the date hereof, making specific reference to this Article and to each Article and paragraph hereof to which such amendment, modification or supplement applies, which document shall be signed by an authorized officer of Purchaser and by Seller.
11.2          TERMINATION AND ABANDONMENT11.2     TERMINATION AND ABANDONMENT.
              -------------------------------     ---------------------------
This Agreement may be terminated and the transaction provided for by this Agreement may be abandoned without liability on the part of any party to any other party:
     (a          At  any  time  before  the Closing Date, by mutual consent of
Purchaser  and  Seller;
(b          Commencing  five  days  prior to Closing and until the Closing, by
Purchaser, if any of the conditions provided for in paragraph 8.2 of this Agreement have not been met and have not been waived by Purchaser in writing; (c Commencing five days prior to Closing and until the Closing, by Seller, if any of the conditions of Paragraph 8.1 of this Agreement have not been met and have not been waived by Seller in writing; and
(d         By either party if the mutual conditions to Closing provided for in paragraph  8.3  of  this  Agreement  have  not  been  met  at time of Closing.
     In the event of the termination and abandonment of this Agreement by any party as above provided in this Article XI, written notice shall forthwith be given to the other party, and each party shall be solely responsible to pay its own expenses incident to preparation for the consummation of this Agreement and the transactions contemplated hereunder (except as otherwise provided herein).
     ARTICLE  XVXV
     CLOSING
     12.1         CLOSING12.1     CLOSING.  The closing of this Agreement (the
                  -----------     -------
"Closing") shall become effective as of July 31, 1998 unless a later time and date is mutually agreed upon by the parties hereto.
     12.2        ALLOCATIONS12.2     ALLOCATIONS.  At the closing, the parties
                 ---------------     -----------
shall allocate or prorate all the portion attributable to Seller of the water, sewer, electric, other utilities and rent through the date of Closing and shall make closing adjustments, if necessary, to take into account such allocations and prorations. For purposes of income and expense all income and expenses incurred on or before the day of Closing shall be billed and collected by, and paid for, respectively, by Seller. The effective time of the Closing shall be 12:01 a.m. on the day following the Closing date.
12.3          SELLER'S  DELIVERIES  AT  CLOSING12.3     SELLER'S DELIVERIES AT
              -------------------------------------     ----------------------
CLOSING. At the Closing Seller will deliver the following documents to the Purchaser all of which shall be reasonably satisfactory in form and substance to the Purchaser and its counsel:
     (a      Bill of Sale.  Bill of Sale for the Assets in the form annexed as
             ------------
Exhibit  12.3(a)  hereto,  together with such deeds, instruments, conveyances,
----------------
certificates  of  title, assignments, assurances and other documents as may be
--
required to sell, convey and transfer title to the Assets from Seller to the Purchaser free and clear of any and all liens, claims, charges, taxes, encumbrances, pledges, security interests, options or other restrictions of any kind.
(b          Assignment  of  Intellectual Property.  Assignment of Intellectual
            -------------------------------------
Property  described and scheduled in Exhibit 3.18 together with assurances and
                                     ------------
other documents as may be required to transfer all of Seller's right, title and interest in the Intellectual Property.
(c        Assignment of Contracts, Leases and Other Agreements.  Assignment of
          ----------------------------------------------------
contracts,  leases and other agreements, annexed as Exhibit 3.19 together with
                                                    ------------
assurances and other documents as may be required to transfer all of Seller's right, title and interest in the contracts, leases and other agreements. (d Opinion of Counsel. An opinion from Aronberg Goldgehn Davis & Garmisa,
       ------------------
counsel  to  Seller,  dated the Closing Date, in the form described in Article
8.2  of  this  Agreement.
     (e          Consents  and  Approvals.    All  consents,  approvals  and
                 ------------------------
authorizations,  all  notices and all registrations and filings required to be
            -
obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which Seller is subject, bound or a party, or by which Seller or any of its properties is bound or subject, in each case which is required to permit the consummation of the transactions contemplated by the Agreement without contravention, violation or breach by the Seller of any of the terms thereof.
(f          Certificates.    Certificate  of good standing for Seller from the
            ------------
Secretary of State of the State of Illinois dated as of a date reasonably prior to the Closing Date.
(g       Resolutions.  Certified copy of resolutions of the Board of Directors
         -----------
and the Shareholders of Seller authorizing, inter alia, the execution and delivery of this Agreement, the sale of the Assets and the other transactions contemplated under this Agreement.
(h      Employment Agreement.  The employment agreement of Charles F. Geis set
        --------------------
forth  in  the  form  annexed  as  Exhibit  7.7  hereto.
                                   ------------
(i     Non-Compete and Confidentiality Agreements.  The non-compete agreements
       ------------------------------------------
of  all  key  employees  of  Seller in the form annexed as Exhibit 7.8 hereto.
                                                           -----------
(j          Service  Agreement.    The  service agreement of Heritage Business
            ------------------
Services,  Inc.  set  forth  in  the  form  attached  as  Exhibit  7.9 hereto.
       -                                                  ------------
(k       Delivery of Corporate and Business Records.  Such other corporate and
         ------------------------------------------
business records related to the Assets as may be reasonably requested by the Purchaser including without limitation employee and personnel folders and applications, payroll, tax related records and financial data.
(l          Officer's Certificate in the form described in Article 8.2 of this
            ---------------------
Agreement.
(m       Other documents.  Such other documents, instruments, certificates and
         ---------------
agreements including assignment of space lease to Purchaser, as Purchaser and its counsel may reasonably request.
     (n          License  Agreement.  The license agreement by and between the
                 ------------------
Seller and the Purchaser shall be delivered to Purchaser and, upon such delivery, Seller shall be released from any and all further obligation and liability under such license agreement.
     12.4     PURCHASER'S DELIVERIES AT CLOSING12.4     PURCHASER'S DELIVERIES
              -------------------------------------     ----------------------
AT  CLOSING.   At the Closing, Purchaser shall deliver the following documents
-----------
to Seller all of which shall be in a form reasonably acceptable to Seller and their counsel:
     (a      Purchase Price.  The purchase price for the Assets referred to in
             --------------
Article 2.2 including the cash portion, the Acquisition Stock (or the letter referred to below), the Note and the marked paid December 1997 Note from Seller to Purchaser. Certificates for the Acquisition Stock must be issued within five business days after Closing in accordance with a letter of instruction to the Purchaser's transfer agent prepared by Purchaser and delivered to Seller at the Closing.
(b     Consents and Approval.  All consents, approvals and authorizations, all
       ---------------------
notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which the Purchaser is a party, or by which it or any of its properties is bound or subject, in each case which is required to permit the consummation of the transactions contemplated by this Agreement without contravention, violation or breach by the Purchaser of any of the terms thereof.
(c        Opinion of Counsel.  An opinion from counsel to the Purchaser, dated
          ------------------
the  Closing  Date,  in  the  form described in Article 8.1 of this Agreement.
(d          Certificates.    Certificate  of good standing, dated as of a date
            ------------
reasonably prior to the date of Closing, from the Secretary of State of the State of Colorado as to the good standing of the Purchaser.
     (e          Resolutions.    Certified copy of resolutions of the Board of
                 -----------
Directors of the Purchaser authorizing, inter alia, the execution and delivery of this Agreement and the Note, the purchase of the Assets, and the other transactions contemplated hereby.
(f          Officer's Certificate in the form described in Article 8.1 of this
            ---------------------
Agreement.
(g       Other Documents.  Such other documents, instruments, certificates and
         ---------------
agreements including without limitation, if assumed, the assumption of the lease, as Seller and its counsel may reasonably request.
     12.5          FORWARDING  OF  RECEIVABLES  AND  PAYMENT  OF  EXPENSES12.5
                   -----------------------------------------------------------
FORWARDING  OF RECEIVABLES AND PAYMENT OF EXPENSES.  Following the Closing, in
      --------------------------------------------
the event the Purchaser receives payment of receivables which were billed by Seller, and are the property of Seller, the Purchaser shall take prompt action (defined to mean not less than every seven calendar days), to forward to Seller such checks or other remittances as Purchaser shall have received and which are the property of Seller. Likewise, in the event payments are received by Seller which are the property of Purchaser and which relate to receivables created after the purchase of the Assets, the Seller shall promptly forward (not later than seven calendar days after receipt thereof) such checks or other remittances to the Purchaser representing payments on receivables which are the property of Purchaser. In addition, any expenses incurred by the Seller in the operation of its business from and after August 1, 1998 which are paid by Seller shall be reimbursed by Purchaser within ten days of Seller submitting invoices and receipts with respect to any such expenses incurred and paid for by Seller for expenses incurred and paid for from and after August 1, 1998.
12.6          REMOVAL OF PERSONAL EFFECTS FOLLOWING CLOSING12.6     REMOVAL OF
              -------------------------------------------------     ----------
PERSONAL  EFFECTS FOLLOWING CLOSING.  In the event the Seller maintains assets
    -------------------------------
which are the personal property of Seller on the premises and Seller desires to remove such personal property, the Seller shall have a period of sixty days following the Closing to remove such personal property. As to any such personal property removed, the Seller shall provide the Purchaser with a schedule of such property prior to the removal of the same from the premises.
     ARTICLE  XVIXVI
     MISCELLANEOUS
     13.1      NOTICE13.1     NOTICE.  All notices and communications required
               ----------     ------
or permitted to be given hereunder shall be in writing, signed by the sender, and delivered by personal delivery overnight courier service or by registered or certified mail to:
     If  to  Purchaser:                    Jerald  H.  Donnan,  President
                                           Factual  Data  Corp.
                                           5200  Hahns  Peak  Drive
                                           Loveland,  Colorado    80538

     With  a  copy  to:                    Robert  W.  Walter,  Esq.
                                           Berliner Zisser Walter &
                                            Gallegos,  P.C.
                                           1700  Lincoln  Street,  Suite  4700
                                           Denver,  Colorado    80203-4547

     If  to  Seller:                       Michael  P. Kelly, President
                                           Heritage  Credit  Reporting,  Inc.
                                           800  East  Northwest  Highway,  #200
                                           Palatine,  Illinois    60067

     With  a  copy  to:                    Susan  H.  Mendelsohn,  Esq.
                                           Aronberg  Goldgehn  Davis & Garmisa
                                           One  IBM  Plaza,  Suite  3000
                                           Chicago,  Illinois    60611

or such other address as shall have been furnished in writing. Receipt by, or filing with, the respective parties of any communications shall be deemed to have occurred for the purpose of this Agreement, when personally delivered, or next business day if sent by overnight courier, or two days after deposit thereof, postage prepaid, properly addressed, in the United States mail.
     13.2         ENTIRE AND SOLE AGREEMENT13.2     ENTIRE AND SOLE AGREEMENT.
                  -----------------------------     -------------------------
This Agreement, including all Exhibits and Schedules hereto (which by this reference shall incorporate herein all such Exhibits and Schedules as if more fully set forth herein), constitutes the entire agreement between the parties and as of Closing supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. After Closing neither party shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in the certificates or documents delivered in connection herewith.
13.3         SUCCESSORS AND ASSIGNS13.3     SUCCESSORS AND ASSIGNS.  Except as
             --------------------------     ----------------------
otherwise provided in this Agreement, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto and the heirs, personal representatives, executors and assigns of the Shareholders. This Agreement may not be assigned by any party hereto without the prior express written consent of the other parties hereto.
13.4          EXPENSES13.4          EXPENSES.  Whether or not the transactions
              ------------          --------
contemplated hereby shall be consummated, each party shall be solely responsible for payment of all expenses incurred by it in connection with the consummation of this Agreement and the transactions contemplated hereunder except as otherwise provided herein.
13.5         SEVERABILITY13.5     SEVERABILITY.  Should any one or more of the
             ----------------     ------------
provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.
13.6          GOVERNING  LAW13.6       GOVERNING LAW.  This Agreement shall be
              ------------------       -------------
construed  and  enforced  in  accordance  with and governed by the laws of the
State  of  Colorado  without  regard  to  conflicts  of  laws  principles.
13.7        COUNTERPARTS13.7     COUNTERPARTS.  This Agreement may be executed
            ----------------     ------------
simultaneously  in  two  or  more  counterparts,  each  of  which  shall be an original,  but  all  of  which  together  shall  constitute  one  and the same
Agreement.
13.8       AMENDMENTS13.8     AMENDMENTS.  Neither this Agreement nor any term
           --------------     ----------
hereof may be changed, waived, discharged or terminated orally, but only by an instrument  in  writing  in  accordance  with  paragraph  11.1  hereof.
     13.9       NO THIRD PARTY BENEFICIARY13.9     NO THIRD PARTY BENEFICIARY.
                ------------------------------     --------------------------
The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.
13.10      HEADINGS13.10     HEADINGS.  The headings in this Agreement are for
           -------------     --------
purposes of convenience and easy reference only and shall not limit or otherwise affect the meaning hereof.
13.11          DISPUTES13.11      DISPUTES.  In the event of any dispute which
               -------------      --------
arises between the parties and which relates to the subject matter of this Agreement, the parties acknowledge and agree that any such dispute shall be submitted for binding arbitration in Denver, Colorado in accordance with the Arbitration Commercial Rules procedures established by the American Arbitration Association or, if such association is not then in existence, an independent association of arbitrators which may be designated by agreement of the parties. In the event the parties are unable to agree on an independent association of arbitrators from which arbitrators may be drawn, either party may apply to a court of competent jurisdiction for appointment of arbitrators, however, such application will only be made in the event the American Arbitration Association is not then in existence. The arbitrator(s) shall make detailed written findings to support their award. The prevailing party in any such arbitration proceeding shall be awarded such costs and expenses (including reasonable attorney's and expert witness' fees) as were incurred by the prevailing party as a result of the institution and prosecution of the arbitration proceeding including all costs and expenses (including reasonable attorney's and expert witness fees) to enter judgment upon or enforce any such award including all appellate proceedings.
13.12     DELIVERY OF EXHIBITS AND SCHEDULES13.12     DELIVERY OF EXHIBITS AND
          ---------------------------------------     ------------------------
     SCHEDULES.    All Exhibits and Schedules to be delivered by either of the
     ---------
parties hereto upon execution of this Agreement which are not so delivered shall be delivered to the other party not later than 20 days from the date of the execution of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     PURCHASER:
     FACTUAL  DATA  CORP.


     By:      /s/  JeraldH.  Donnan
          -------------------------
           Jerald  H.  Donnan,  Chairman  of  the  Board


     SELLER:

     HERITAGE  CREDIT  REPORTING,  INC.


     By:      /s/  Michael  P.  Kelly,  President
          ---------------------------------------
           Michael  P.  Kelly,  President


     SHAREHOLDERS,  but  only  with  respect
  to  Articles  III  and  X


      /s/  Michael  P.  Kelly
     ------------------------
     Michael  P.  Kelly


      /s/  Gail  Kelly
     -----------------
     Gail  Kelly


RWW\FACTUAL\APA-HCR.CLN


     TABLE  OF  ATTACHMENTS




EXHIBIT             DESCRIPTION
-------   ------------------------------------

2.1          List  of  Acquired  Assets
2.2(c)(i)    Form  of  Promissory  Note
2.3          List  of  Assumed  Liabilities
3.1(a)       Articles  of  Incorporation,  as  amended
3.1(b)       ByLaws,  as  amended
3.2(a)       Certificate  of  Seller  Shareholder  Approval
3.2(b)       Directors'  Consent
3.7(a)       Governmental  Notices
3.12         Litigation
3.15         Exceptions  to  Title  of  Assets
3.16(a)      Customer  Accounts
3.16(b)      Customer  Contracts  or  Agreements
3.16(c)      Impaired  Customer  Contracts
3.16(d)      Slow  Pay  Contracts  or  Agreements
3.17         License  Agreements
3.18         Intellectual  Property
3.19         Contracts
3.21         Liabilities  not  on  Financial  Statements
3.22         Material  Adverse  Changes
3.24         Leases
3.25         Tax  Returns
3.26         Tax  Notices
3.27         Employment  Matters
3.28         Benefit  Plans
7.7          Form  of  Employment  Agreement  with  Charles  F.  Geis
7.8          Non-Compete  and  Confidentiality  Agreements  with Key Employees
7.9          Service  Agreement  with  Heritage  Business  Services,  Inc.
8.1(a)       Form  of  Certificate  of  Purchaser
8.2(a)       Form  of  Certificate  of  Seller
12.3(a)      Bill  of  Sale